Exhibit 10.3

License Agreement

for

Hydrochlorination Process to Produce Trichlorosilane from Silicon

Tetrachloride

Party A: Xuzhou Southeast Polysilicon Materials Development & Research Co., Ltd.

Party B: Hualu Engineering & Technology Co., Ltd.

Party C: Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd.

Party A and Party B collectively act as the proprietary and patent applicants (hereinafter referred to as “Technology proprietary or patentee”) of hydrochlorination method in production of trichlorosilane from silicon tetrachloride, and Party C provides necessary location, equipments and other logistic supports for development of the technology. In consideration of efforts made by the parties hereto in the development and research of the hydrochlorination method in production of trichlorosilane from silicon tetrachloride, the Agreement with regard to such process as aforesaid and technical secret as well as patent use right is hereby concluded in accordance with “Patent Law of the People’s Republic of China”, “Implementing Regulations of the Patent Law of the People’s Republic of China” and provisions of other relevant laws and regulations on the basis of friendly consultations, as follows:

I. Payment of technology price

1. The Technology proprietary or patentee unanimously agree to confer Party C with the right to permanently use for free the hydrochlorination method in production of trichlorosilane from silicon tetrachloride and technical secret for the first phase of 1,500 ton/year polysilicon project of Party C as well as the right to implement permission for free after obtaining the patent right of such technology.

2. Party C shall, commence from the second phase of the project, pay the Technology proprietary or patentee with a sum totaling RMB5,000,000 Yuan (reading: RMB Five Million Yuan in all) serving as fees for permanent implement permission of such patent technology for each 1,500 ton/year extension of production capacity of polysilicon (such fees shall include without limitation to fees for technology implementation permission, technology instruction, training, etc. Party C shall not make other payment to the Technology proprietary or patentee in addition to such fees as aforesaid) and shall pay to the Technology proprietary or patentee with 50% of the fees for technology implementation permission within one month after obtaining the government approval on the corresponding project and commencement of entrusting design of the project. Party C shall within one month when the actual production capacity reaches the design production capacity pay to the Technology proprietary or patentee with the remaining 50% of fees for technology implementation permission. Each expansion of production capacity shall be subject to governmental approval and the scale of the entrusting design. The actual enlarged production capacity shall be subject to verification and confirmation by relevant competent authority.

The Technology proprietary or patentee shall issue formal invoice to Party C for such fees and Party C shall upon receipt of such invoices remit such sum specified in such invoices to the bank account/accounts as may be designated by the Technology proprietary or patentee in the manner of telegraphic transfer or bank transfer.

3. Party C shall within seven (7) working days upon taking effect of the Agreement pay the Technology proprietary or patentee 50% of fees for technology implementation permission for the second phase of 1,500 ton/year polysilicon project serving as an advance payment, totaling RMB2,500.000 Yuan, and shall, within one month when the actual production capacity reaches the design production capacity, pay the Technology proprietary or patentee the remaining 50%. Payment for the fees of the third phase and subsequent project shall be similarly made upon being approved by competent governmental authority and commencement of entrusting design.

4. The three parties hereto unanimously agree that Party C shall for each payment for such fees pay *** of the total sum to the account of Party A hereto and pay *** of the total sum to the account of Party B hereto. Party A and Party B shall respectively be responsible for compensating their internal employees. Party C shall not be held responsible with regard to employees of Party A and Party B.

5. Party A and Party B shall be responsible for coordination with their respective technology inventors so as to make clear the ownership of such technology and distribution scheme regarding rights and interests in writing. In case the technology inventor should claim for any right or interest relating to intellectual property right against Party C, Party A or Party B shall respectively be liable for settlement of dispute and relevant responsibilities and obligations. In case Party C should have any economic loss so incurred, Party A and Party B shall respectively, jointly and severally indemnify Party C.

6. Payment from Party C under the Agreement shall be subject to the precondition that intellectual property right of the technology has been obtained by Party A and Party B. The obtainment of such intellectual property right shall be marked by the legal patent application number.

II. Confidentiality of use of technology

All parties hereto unanimously undertake to strictly keep the confidentiality of any and all technology, technology secret, technical data and other confidential issues pertaining to hydrochlorination method in production of trichlorosilane from silicon tetrachloride and not to disclose to any third party.

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

III. Guarantee of the Technology proprietary or patentee

1. The Technology proprietary or patentee shall undertake the completeness, accuracy and legibility of any and all technical data as may be provided to Party C and shall guarantee to deliver such technical data punctually. The Technology proprietary or patentee shall be responsible for providing trainings for technicians of Party C so that such trainees may be able to manufacture high quality products in the plant by employing such data and proprietary knowledge as may be provided by the Technology proprietary or patentee and that the design production capacity of qualified products can be reached.

2. The Technology proprietary or patentee undertakes to provide the up to date technical data that has been used by them to Party C and Party B undertakes to timely provide any subsequently updated technical data.

3. The Technology proprietary or patentee undertakes that such technology enables Party C to produce qualified highly pure polysilicon products and may contribute to realize the design production capacity. In the event that the performance standards or capacity is not satisfied within a reasonable period of time, the Technology proprietary or patentee shall indemnify Party C appropriately, provided that such compensation shall not exceed the fees for the technology implementation permission.

4. During the period of implementation of hydrochlorination method in production of trichlorosilane from silicon tetrachloride by Party C, in case any third party should claim for any technology infringement against Party C, the Technology proprietary or patentee shall actively give assistance to Party C in handling such cases so as to minimize the loss of Party C. In case Party C should be considered to infringe any third party’s rights and interests due to use of such technology as permitted by the Technology proprietary or patentee when competent judicial authority, the Technology proprietary or patentee shall so refund any and all fees received from Party C and indemnify any and all direct and indirect loss of Party C so incurred.

IV. Guarantee of Party C

Party C shall not, without prior consent of Party A and Party B, disclose any technical secret provided herein to any third party. Any and all personnel of Party C who have direct access to such technical secret shall formulate confidential agreements with Party C and undertake not to breach provisions of the previous sentence. In case any personnel of Party C should release or disclose such technical secret to any third party, Party C and relevant personnel so involved shall be liable for responsibilities accordingly.

V. Rights and interests regarding update of technology

1. Any party hereto shall notify the other parties without delay if it updates the hydrochlorination method in production of trichlorosilane from silicon tetrachloride.

2. If improvement on the basis of the original is minor, improved technology shall be disclosed to the other parties for use for free.

3. In case Party A and Party B shall achieve any material improvement and development from implementation of the hydrochlorination method in production of trichlorosilane from silicon tetrachloride other than in any phase of polysilicon project of Party C, any and all patent right so applied and achieved shall belong to both Party A and Party B, provided that Party C shall have priority right and with preferential price to use such new technology and during such period, Party C shall be entitled to use this new technology for free. In case any material improvement and development from implementation of the hydrochlorination method in production of trichlorosilane from silicon tetrachloride should be achieved in any phase of project of Party C, any and all patent right so newly applied and achieved shall belong to Party A and Party B in a proper proportion, and Party C shall have the right to use such improved technology for free for such phase and shall have priority right and with preferential price to use such improved technology in other phases.

4. As to any and all technology so improved, Party A and Party B shall be responsible for keeping the confidentiality of such improved technology (except for the purpose of application with any competent authority for patent right). Party A and Party B shall guarantee not to in any form unilaterally disclose or transfer such improved technology to, or permitted it to be used by any other personnel or any company without prior consent of other parties. In case any permit or assignment should be made when agreed by the parties in writing, such permit or assignment shall be subject to a strict confidential agreement entered into by the parties.

VI. Joint obligations of the parties

In case any party hereto discovers that the technical secret of the Technology proprietary or patentee is infringed by any third party, it shall notify Party A and Party B without delay and then the Technology proprietary or patentee shall promptly handle such case or appeal to any competent authority or bring an action with the local people’s court and the other parties hereto so involved shall give due assistances.

VII. Exemption due to force majeure event

In case any obligation of any party hereto under the Agreement shall be prevented from being performed due to an event of force majeure such as fire disaster, flood, seism, war, etc, the other parties shall take due measures so as to mitigate or eliminate any and all losses so caused and such party so prevented shall notify the other parties without delay.

VIII. Settlement of dispute

Any and all issues not covered herein shall be subject to amicable agreement of the parties involved. In case no agreement can be reached, the case in dispute shall be submitted to the China International Economic and Trade Arbitration Commission in Beijing for arbitration according to its valid arbitration rules then.

IX. Effectiveness of Agreement

The Agreement shall come into force upon being sealed by Party A, Party B and Party C and being signed by their respectively authorized representatives.

X. Miscellaneous

The Agreement is executed in nine counterparts, with each party hereto holding three counterparts.

Party A: Xuzhou Southeast Polysilicon Materials Development & Research Co., Ltd. (chopped)

Legal representative (or authorized agent)

(Signature and seal)

Date:

Tel:

Party B: Hualu Engineering & Technology Co., Ltd.	Special seal for Contract (chopped)
Legal representative (or authorized agent)

(Signature and seal)

Date: 12/19/07

Tel:

Party C: Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd.	Special seal for Contract (chopped)

Legal representative (or authorized agent)

(Signature and seal)

Date: 12/20/07

Tel: